Exhibit 99.2


                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)




                                    Contents

Unaudited Interim Condensed Financial Statements as of and for each of the three months ended December 31, 2003 and 2002.

                                   NLVH, INC.
                   (d/b/a Lake Mead Hospital Medical Center)
                                 Balance Sheets
                           December 31, 2002 and 2003

                                                                                          2003
                                                                       2002            (unaudited)
                                                                  ---------------     --------------
                             ASSETS
Current assets:
  Cash                                                            $        71,420     $            -
  Accounts receivable, less allowance for doubtful accounts
   of $2,744,874 and $ 6,956,219 in 2002 and 2003, respectively        26,960,011         28,660,351
  Inventories of supplies, at cost                                      1,292,909          1,756,208
  Prepaid expenses and other current assets                             1,455,487          1,414,572
                                                                  ---------------     --------------
   Total current assets                                                29,779,827         31,831,131

Property and equipment, net                                            40,881,489         23,966,779
Other assets                                                               57,789             58,914
Intangible assets, net of accumulated amortization
  of $ 481,333 and $622,379 in 2002 and 2003, respectively              1,170,504          1,033,221
                                                                  ---------------     --------------
                                                                  $    71,889,609     $   56,890,045
                                                                  ===============     ==============
             LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                        $     5,922,455     $    8,879,906
  Other current liabilities                                               171,505          1,380,197
                                                                  ---------------     --------------
  Total current liabilities                                             6,093,960         10,260,103

Due to affiliate                                                        4,401,122          1,254,417
Note payable to affiliate                                              55,000,000         55,000,000
                                                                  ---------------     --------------
  Total liabilities                                                    65,495,082         66,514,520
                                                                  ---------------     --------------
Commitments and contingencies

Shareholder's equity:
  Common stock, no par value; 10,000 shares authorized;
  5,000 shares issued and outstanding                                           -                  -
  Additional paid-in capital                                           10,520,000         10,520,000
  Accumulated deficit                                                  (4,125,473)       (20,144,475)
                                                                  ---------------     --------------
    Total shareholder's equity                                          6,394,527         (9,624,475)
                                                                  ---------------     --------------
    Total liabilities and shareholder's equity                    $    71,889,609     $   56,890,045
                                                                  ===============     ==============

See accompanying notes to financial statements.

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                                   NLVH, INC.
                   (d/b/a Lake Mead Hospital Medical Center)
                            Statements of Operations
                  Three Months Ended December 31, 2002 and 2003
                                  (unaudited)

                                                    THREE MONTHS ENDED      THREE MONTHS ENDED
                                                     DECEMBER 31, 2002       DECEMBER 31, 2003
                                                     -----------------       -----------------
Net Revenues

 Net patient service revenue                            $21,544,089            $  29,253,929
 Other revenue                                              128,525                   66,661
                                                       ------------           --------------
Net operating revenues                                   21,672,614               29,320,590
                                                       ------------           --------------
Operating expenses:
 Salaries and benefits                                    8,349,047                8,745,174
 Supplies                                                 4,499,930                4,691,204
 Provision for doubtful accounts                          4,629,717               10,095,711
 Other operating expenses                                 4,883,525                5,635,822
 Depreciation                                               649,524                  632,695
 Amortization                                                44,049                   37,516
 Impairment of long-lived assets                                  -               16,849,938
                                                       ------------           --------------
Total operating expenses                                 23,055,792               46,688,060
                                                       ------------           --------------
Loss from operations                                     (1,383,178)             (17,367,470)
Interest expense                                          1,375,000                1,375,000
                                                       ------------           --------------
Loss before Income taxes                                 (2,758,178)             (18,742,470)
Income tax benefit                                       (1,023,000)              (7,020,000)
                                                       ------------           --------------
Net loss                                               ($ 1,735,178)          ($  11,722,470)
                                                       ============           ==============

See accompanying notes to financial statements.

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                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)
                            Statements of Cash Flows
                  Three Months Ended December 31, 2002 and 2003
                                   (unaudited)

                                                                          Three Months Ended   Three Months Ended
                                                                          December 31, 2002    December 31, 2003
                                                                          ------------------   ------------------
Cash flows from operating activities;
   Net loss                                                                  $ (1,735,178)       $ (11,722,470)
   Adjustments to reconcile net loss to net cash provided By
     (used in) operating activities:
        Depreciation                                                              649,524              632,695
        Amortization                                                               44,049               37,516
        Provision for doubtful accounts                                         4,629,717           10,096,711
        Impairment of long-lived assets                                                 -           16,848,938
        Deferred income tax expense (benefit)                                       3,000           (7,974,000)
        Increase (decrease) In cash from changes in operating assets and liabilities:
            Accounts receivable                                                (3,701,658)         (15,175,822)
            Inventories, prepaid expenses, and other current assets               247,261             (111,476)
            Accounts payable, accrued, and other liabilities                      172,186            1,983,339
                                                                             ------------        -------------

                Net cash provided by (used in) operating activities               308,901           (5,384,569)

Cash flows used in Investing activity;
    Capital expenditures                                                       (1,124,315)            (119,434)

Cash flows provided by (used in) financing activity;
    Net change in due to affiliate                                                886,834            5,470,189
                                                                             ------------        -------------

                Net change In cash                                                 71,420              (33,814)
                                                                             ------------        -------------

Cash, beginning of period                                                               -               33,814
                                                                             ------------        -------------

Cash, end of period                                                          $     71,420        $           -
                                                                             ============        =============
Supplemental disclosure;
    Interest paid through due to affiliate                                   $  1,375,000        $   1,375,000
    Noncash transaction;
       Accounts payable related to capital expenditures                      $   (172,454)       $     268,188

See accompanying notes to financial statements.

                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)
                Notes to Unaudited Condensed Financial Statements
                  Three Months Ended December 31, 2002 and 2003

1.       Basis of Presentation

NLVH, Inc. (d/b/a Lake Mead Hospital Medical Center) (the Medical Center), a Nevada corporation, is an indirect, wholly owned subsidiary of Tenet HealthSystem Healthcorp, which is a wholly owned subsidiary of Tenet Healthcare Corporation (together with its subsidiaries, "Tenet"). The Medical Center is a 198-bed acute care hospital that provides inpatient, outpatient, and emergency care services in the Las Vegas, Nevada service area.

In March 2003, Tenet announced that its fiscal year-end was retroactively changed to a December 31 calendar year-end from a May 31 fiscal year-end basis. Accordingly, the Medical Center has a calendar fiscal year-end effective December 31, 2002.

The unaudited condensed financial statements include the accounts of the Medical Center and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in the Medical Center's audited financial statements for the fiscal year ended December 31, 2002.

Although the condensed financial statements within this document are unaudited, all of the adjustments considered necessary for fair presentation have been included. Unusual adjustments are discussed in the following notes. The results of operations for any interim period are not necessarily indicative of results for the full year.

2.       Net Patient Service Revenue

Revenues under the traditional fee-for-service Medicare and Medicaid programs are based primarily on prospective payment systems. Discounts for retrospectively cost-based revenues, which were more prevalent in earlier periods, and certain other payments, which are based on the Medical Center's cost reports, are estimated using historical trends and current factors. Cost report settlements under these programs are subject to audit by Medicare and Medicaid auditors and administrative and judicial review, which can take several years until final settlement of such matters are determined and completely resolved. Because the laws, regulations, instructions and rule interpretations governing Medicare and Medicaid reimbursement are complex and change frequently, the estimates recorded by the Medical Center could change by material amounts. Adjustments related to cost report settlements increased net patient

                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)
                Notes to Unaudited Condensed Financial Statements
                  Three Months Ended December 31, 2002 and 2003

service revenue by approximately $1.3 million in the three month period ended December 31, 2003.

Prior to 2003, the Medical Center recorded estimates for contractual allowances and cost report settlements based on the amounts generated from information accumulated from various accounting and information systems. Adjustments to these accruals were generally made upon the final settlement of Medicare and Medicaid cost reports. In 2003, the Medical Center completed the implementation of a new system and methodology for recording Medicare net revenue and estimated cost report settlements. This resulted in a refinement in recording the accruals to more closely reflect the expected final settlements on its cost reports. For filed cost reports, the Medical Center now records the accrual based on those cost reports and subsequent activity, and records a valuation allowance against those cost reports based on historical settlement trends. Beginning in the year ended December 31, 2003, the accrual is recorded based on estimates of what the Medical Center expects to report on the filed cost reports and a corresponding valuation allowance is recorded as previously described. Cost reports must be filed generally within the five months after the end of the annual cost reporting period. After the cost report is filed, the accrual may be adjusted accordingly. This change in approach during 2003 was inseparable from a change in estimate.

3.       Provision for Doubtful Accounts

The Medical Center provides for an allowance against accounts receivable for an amount that could become uncollectible whereby such receivables are reduced to their estimated net realizable value. The Medical Center estimates this allowance based on the aging of its accounts receivable, its historical collection experience by each type of payor and other relevant factors.

During 2003, the Medical Center recorded additional provisions for doubtful accounts of approximately $2.4 million to write down its patient accounts receivables to their estimated net realizable value. The significant increase in the provision for doubtful accounts resulted primarily from an adverse change in the Medical Center's business mix as admissions of uninsured patients have grown at an escalating rate. The Medical Center believes these new trends are due to a combination of broad economic factors, including higher unemployment rates, increasing numbers of patients who are uninsured, and the increasing burden of co-payments to be made by patients instead of insurers. Additionally, many of these patients are being admitted through the emergency department and often require more costly care, resulting in higher billings.

The additional charge in 2003 consisted of two components (1) the effect of accelerating the write-down of self-pay accounts, and (2) the effect of re-evaluating the historical collection patterns for self-pay and managed care accounts receivable in light of recent trends. The Medical Center's practice is to write down all self-pay accounts receivable, including accounts receivable related to the co-payments and deductibles due from patients with insurance, to their estimated net realizable value as they age over the course

                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)
                Notes to Unaudited Condensed Financial Statements
                  Three Months Ended December 31, 2002 and 2003

of 120 days, at which time any uncollected balances are assigned to an in-house collection agency. In 2002, the Medical Center employed a methodology that utilized graduated write-downs that escalated toward the end of the 120-day period. Given the speed and severity of the new trends in self-pay account collection identified in 2003, the Medical Center changed to a straight-line write-down methodology in 2003.

4.       Claims and Lawsuits

Tenet and its subsidiaries, including the Medical Center, are subject to a significant number of claims and lawsuits. Tenet is also the subject of federal and state agencies' heightened and coordinated civil and criminal investigations and enforcement efforts, and has received subpoenas and other requests for information relating to a variety of subjects. In the present environment, Tenet expects these enforcement activities to take on additional importance, that government enforcement activities will intensify, and that additional matters concerning Tenet and its subsidiaries may arise. Tenet expects similar and new claims and lawsuits to be brought against Tenet and its subsidiaries from time to time.

The results of these claims and lawsuits cannot be predicted, and it is reasonably possible that the ultimate resolution of these claims and lawsuits, individually or in the aggregate, may have a material adverse effect on Tenet and/or the Medical Center's business in both the near and long term, financial position, results of operations or cash flows. Although Tenet and the Medical Center defend themselves vigorously against claims and lawsuits and cooperate with investigations, these matters (1) could require payment of substantial damages or amounts in judgments or settlements, which in the aggregate are likely to exceed amounts, if any, that may be recovered under insurance policies where coverage applies and is available, (2) cause substantial expenses to be incurred, (3) require significant time and attention from management and (4) could cause Tenet to close or sell hospitals or otherwise modify the way its business is conducted. Reserves for claims and lawsuits are recorded when they are probable and reasonably estimable.

Currently pending legal proceedings and investigations that are not in the ordinary course of business are principally related to the subject matters set forth below. Management undertakes no obligation to update this disclosure for any new developments.

Federal government agencies are conducting an investigation into agreements with the Women's Cancer Center, a physician's group practicing in the field of gynecologic oncology, and certain physicians affiliated with that group. An administrative subpoena seeking documents from Tenet and several of its hospital subsidiaries, including the Medical Center, related to that investigation was issued in April 2003. Tenet is cooperating with the government with respect to this investigation.

In July 2003, Tenet and several of its subsidiaries received administrative subpoenas from the United States Attorney's Office for the Central District of California seeking
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                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)
                Notes to Unaudited Condensed Financial Statements
                  Three Months Ended December 31, 2002 and 2003

documents since 1997 related to physician relocation agreements at seven Southern California hospitals owned by Tenet subsidiaries, as well as summary information about physician relocation agreements related to all of its hospital subsidiaries, including the Medical Center. Specifically, the subpoenas, issued in connection with a criminal investigation, seek information from Tenet, three intermediary corporate subsidiaries and subsidiaries that own seven of Tenet's Southern California hospitals. Tenet is cooperating with the government regarding this investigation.

The United States Department of Justice (DOJ), in conjunction with the Office of the Inspector General of the Department of Health and Human Services, has been investigating certain hospital billings to Medicare for inpatient stays reimbursed pursuant to the diagnosis-related groups (DRG) 79 (pneumonia), 415 (operating room procedure for infectious and parasitic diseases), 416 (septicemia) and 475 (respiratory system diagnosis with mechanical ventilator). The investigation is believed to have stemmed initially from the government's nationwide pneumonia "upcoding" initiative and focuses on 103 acute care hospitals owned by subsidiaries of Tenet or its predecessors, including the Medical Center, during the period September 1992 through December 1998. In January 2003, the government filed a lawsuit in the United States District Court for the Central District of California in regard to this matter alleging violations of the federal False Claims Act and various common law theories of liability. The government seeks treble damages and other relief, including punitive damages. In November 2003, the District Court (1) granted Tenet's motion to dismiss for failure to plead fraud with the requisite particularity, with leave to amend, (2) granted, in part, Tenet's motion to sever, with leave to amend, and (3) dismissed, with prejudice, the government's claims for unjust enrichment, disgorgement and recoupment. Pursuant to the District Court's order, in February 2004, the government filed a Second Amended Complaint and two additional related complaints against Tenet and various subsidiaries alleging successor liability for claims submitted by predecessors of Tenet. Tenet has not yet responded to these complaints. No trial date has been set in the case.

The DOJ has been investigating certain hospital billings to Medicare for inpatient stays reimbursed under the DRG system from January 1, 1992 to June 30, 2000. The investigation has focused on the coding of patients' post-discharge status. The investigation arose from the federal government's nationwide transfer-discharge initiative. In January 2004, Tenet reached an understanding with attorneys at the DOJ to recommend settlement of all civil claims against Tenet with respect to the transfer-discharge matter at substantially all Tenet hospitals, including the Medical Center, subject to further approval by the DOJ and negotiation of a definitive agreement. Tenet has adequately provided for the proposed settlement of this matter as of December 31, 2003 in its consolidated financial statements. No amount of the proposed settlement has been allocated to the Medical Center as of December 31, 2003.

                                   NLVH, INC.
                    (d/b/a Lake Mead Hospital Medical Center)
                Notes to Unaudited Condensed Financial Statements
                  Three Months Ended December 31, 2002 and 2003

5.       Subsequent Events

In January 2004, Tenet, through a subsidiary, entered into an Asset Sale Agreement to sell the Medical Center to IASIS Healthcare Corporation for approximately $25 million plus the value of net working capital, as defined. The transaction closed in February 2004. No adjustments have been made to the accompanying financial statements related to this transaction.

During 2003, the Medical Center recorded an impairment charge of approximately $16.8 million to write-down the carrying value of its long-lived assets to their estimated fair values based upon the anticipated sales price of the Medical Center.